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                                                                     EXHIBIT 5.1

                         FULBRIGHT & JAWORSKI L.L.P.
                          1301 MCKINNEY, SUITE 5100
                             HOUSTON, TEXAS 77010
                                (713) 651-5151

                               August 23, 2002

Kaneb Pipe Line Partners, L.P.
2435 North Central Expressway
Richardson, Texas 75080

Dear Sirs:

     We have acted as special counsel to Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering units representing limited partner interests in the Partnership (the "Units"). We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

     As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, partnership and corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     In rendering the opinions set forth below, we have examined and relied upon the Registration Statement, including the Prospectus, the Amended and Restated Agreement of Limited Partnership of the Partnership and such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Units offered thereby; (iii) all Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto. Based upon and subject to the foregoing, we are of the opinion that with respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering and related

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matters and (ii) the Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and non-assessable.

     We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal" in the Prospectus.

                                        Very truly yours,

                                        /s/ FULBRIGHT & JAWORSKI L.L.P.

                                        Fulbright & Jaworski L.L.P.